Exhibit 99.1
PFSweb, Inc. to be Acquired by GXO Logistics, Inc.
- GXO Logistics to Acquire All Outstanding PFSweb Shares for $7.50 Per Share, Representing a 58% Premium to PFSW’s 20-Day VWAP -

- Transaction Expected to be Completed in the Fourth Quarter of 2023 -
IRVING, Texas – September 14, 2023 – PFSweb, Inc. (NASDAQ: PFSW) (the “Company” or “PFSweb”) has entered into an Agreement and Plan of Merger to be acquired by GXO Logistics, Inc. (NYSE: GXO) (“GXO”), the world’s largest pure-play contract logistics provider, for an equity value of approximately $181 million. The transaction is expected to close in the fourth quarter of 2023.
The merger agreement provides for GXO, through a subsidiary, to commence a tender offer to acquire all outstanding shares of PFSweb at $7.50 per share in cash. The consummation of the tender offer will be subject to certain conditions, including the tender of at least a majority of the outstanding shares of PFSweb common stock, the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act and other customary closing conditions.
Upon completion of the tender offer, GXO will acquire all PFSweb shares not acquired in the tender through a second-step merger. Upon closing the transaction, PFSweb will be removed from the Nasdaq Stock Exchange, and PFS will operate as a division within GXO.
Transaction Highlights
The proposed transaction will enable PFSweb to benefit from GXO’s scale, industry-leading technology and significant capital resources, while adding PFSweb’s expertise in direct-to-consumer eCommerce fulfillment for premium brands to GXO following the consummation of the acquisition. Some additional transaction highlights include:

•Enhanced Fulfillment Offerings for Premier Brands: Providing premium order fulfillment and support services to both existing PFS clients and GXO eCommerce-centric clients.

•Complementary Distribution Center Network: PFSweb’s multi-node fulfillment presence in North America serves as a strategic complement to GXO’s expansive global fulfillment network across the U.S., Europe and the United Kingdom.

“Joining GXO represents a strong strategic next step for PFS, as well as a valuable conclusion to our strategic alternatives process,” said Mike Willoughby, CEO of PFSweb. “Since completing the sale of our LiveArea business to Merkle, we have worked diligently to strengthen PFS’ operational efficiency and multi-node fulfillment network. This transaction is a testament to the success of these efforts, as well as the world-class quality of our team and client base and we believe PFS will be a fruitful addition to GXO’s extensive platform.”
Malcolm Wilson, CEO of GXO, commented: “PFS’s platform, vertical expertise and geographic concentration make it an ideal fit for GXO. Like GXO, the PFS team has established themselves as a trusted partner for some of the world’s most iconic brands and this combination will complement and expand GXO’s capabilities for new and existing customers. We are very excited to bring the PFS team onboard and look forward to driving additional GXO shareholder value through disciplined capital allocation and continued investment in high growth opportunities.”
Monica Luechtefeld, chair of PFSweb’s board of directors, commented: “As we have communicated since 2021, the key objectives of our strategic alternatives process were to position PFS for growth, enhance our team’s career opportunities and maximize value for our shareholders. We believe the proposed acquisition by GXO fulfills each of these goals. The attractive per-share premium implied by the transaction, coupled with the $4.50 special dividend we distributed in December 2022, represents the considerable value we have delivered to PFSweb investors during this process. We appreciate our shareholders’ continued support as we work towards closing the transaction.”
Raymond James & Associates, Inc. acted as exclusive financial advisor to PFSweb in the transaction. FisherBroyles, LLP acted as legal counsel to PFSweb in the transaction.

Cautionary Note Regarding Forward-Looking Statements
This communication contains forward-looking statements that involve risks and uncertainties relating to future events and the future performance of the Company and GXO Logistics, Inc. (the “Parent”), including regarding Parent’s proposed acquisition of the Company, the prospective benefits of the proposed acquisition, the potential contingent consideration amounts and terms and the anticipated occurrence, manner and timing of the proposed tender offer and the closing of the proposed acquisition. Actual events or results may differ materially from these forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “propose,” “provide,” “believe,” “seek,” “estimate,” variations of such words, and similar expressions are intended to identify such forward-looking statements, although not all forward-looking statements contain these identifying words. Risks that may cause these forward-looking statements to be inaccurate include, without limitation: uncertainties as to the timing of the tender offer and merger; uncertainties as to how many of the Company’s stockholders will tender their stock in the offer; the risk that the Merger Agreement may be terminated in specified circumstances that require the Company to pay a termination fee of $5,987,000 and certain costs and expenses of Parent and Peregrine MergerSub I, Inc., a wholly-owned subsidiary of Parent (“Merger Sub”); the possibility that competing offers will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the transaction (or only grant approval subject to adverse conditions or limitations); the ability of the parties to timely and successfully receive required regulatory approvals and the difficulty of predicting the timing or outcome of regulatory approvals or actions, if any; the possibility that the transaction does not close; the effects of the transaction on relationships with employees, other business partners or governmental entities; unknown liabilities; the risk of litigation and/or regulatory actions, including litigation and/or regulatory actions related to the proposed acquisition; uncertainties as to how customers, suppliers, employees, and stockholders will react to the tender offer and merger; the risk of any unexpected costs or expenses resulting from the tender offer and merger; the effects of local and national economic, credit and capital market conditions on the economy in general; and the impact of public health outbreaks, epidemics, or pandemics (such as the COVID-19 pandemic) on the Company’s business.

A more complete description of these and other material risks can be found in the Company’s filings with the SEC, including its Annual Report on Forms 10-K for the fiscal year ended December 31, 2022 and subsequent Quarterly Reports on Form 10-Q, as well as the Schedule TO and related tender offer documents to be filed by Parent and Merger Sub, and the Schedule 14D-9 to be filed by the Company. Any forward-looking statements are made based on the current beliefs and judgments of the Company’s management, and the reader is cautioned not to rely on any forward-looking statements made by the Company. Except as required by law, the Company does not undertake any obligation to update (publicly or other-wise) any forward-looking statement, including without limitation any financial projection or guidance, whether as a result of new information, future events, or otherwise.

Additional Information and Where to Find It
The tender offer referenced in this communication has not yet commenced. This communication is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell any securities, nor is it a substitute for the tender offer materials that the Company, Parent or Merger Sub, will file with the SEC. The solicitation and offer to buy Company stock will only be made pursuant to an Offer to Purchase and related tender offer materials that Parent intends to file with the SEC. At the time the tender offer is commenced, Parent and Merger Sub will file a Tender Offer Statement on Schedule TO and thereafter the Company will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer.  THE COMPANY’S STOCKHOLDERS AND OTHER INVESTORS ARE URGED TO READ CAREFULLY THE TENDER OFFER MATERIALS (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND CERTAIN OTHER TENDER OFFER DOCUMENTS) AND THE SOLICITATION/ RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 BECAUSE THEY WILL EACH CONTAIN IMPORTANT INFORMATION THAT HOLDERS OF THE COMPANY’S SECURITIES AND OTHER INVESTORS SHOULD CONSIDER BEFORE MAKING ANY DECISION WITH RESPECT TO THE TENDER OFFER.  The Offer to Purchase, the related Letter of Transmittal, certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, will be made available to all stockholders of the Company at no expense to them and will also be made available for free at the SEC’s website at www.sec.gov. Additional copies may be obtained for free by contacting either the Company or Parent. Copies of the documents filed with the SEC by the Company will be available free of charge on https://ir.pfsweb.com/ or by contacting the Company’s Investor Relations Department at (949) 574-3860. Copies of the documents filed with the SEC by Parent will be available free of charge on Parent’s website at https://investors.gxo.com/ or by sending a written request to: Investor Relations, GXO Logistics, Inc., Two American Lane, Greenwich, Connecticut 06831 or by contacting Investor Relations by email at InvestorRelations@GXO.com.

In addition to the Offer, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement on Schedule 14D-9, the Company and Parent each file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public over the Internet at the SEC’s website at http://www.sec.gov.

About PFSweb, Inc.
PFS, the business unit of PFSweb, Inc. (NASDAQ: PFSW) is a premier eCommerce order fulfillment provider. We facilitate each operational step of an eCommerce order in support of DTC and B2B retail brands and specialize in health & beauty, fashion & apparel, jewelry, and consumer packaged goods. Our scalable solutions support customized pick/pack/ship services that deliver on brand ethos with each order. A proven order management platform, as well as high-touch customer care, reinforce our operation. With 20+ years as an industry leader, PFS is the BPO of choice for brand-centric companies and household brand names, such as L’Oréal USA, Champion, Pandora, Shiseido Americas, Kendra Scott, the United States Mint, and many more. The company is headquartered in Irving, TX with additional locations around the globe. For more information, visit www.pfscommerce.com or ir.pfsweb.com for investor information.

About GXO Logistics
GXO Logistics, Inc. (NYSE: GXO) is the world’s largest pure-play contract logistics provider and is benefiting from the rapid growth of ecommerce, automation and outsourcing. GXO is committed to providing a diverse, world-class workplace for more than 130,000 team members across more than 970 facilities totalling approximately 200 million square feet. The company partners with the world’s leading blue-chip companies to solve complex logistics challenges with technologically advanced supply chain and ecommerce solutions, at scale and with speed. GXO corporate headquarters is in Greenwich, Connecticut, USA. Visit GXO.com for more information.

PFSweb, Inc. Investor Relations:
Cody Slach or Jackie Keshner
Gateway Group, Inc.
1-949-574-3860
PFSW@gateway-grp.com

GXO Investor Contact
Chris Jordan
+1 (203) 536 8493
chris.jordan@gxo.com

GXO Media Contact
Matthew Schmidt
+1 (203) 307-2809
matt.schmidt@gxo.com